CSW Vale L.L.C.
                               Statement of Income
                 For the Twelve Months Ended September 30, 1999
                                   (Unaudited)
                                    ($000's)


      Equity Earnings in Vale Paranapanema         $ (986)

      Expenses                                     (3,908)

      Other Income (Deductions)                     8,760
                                                  --------
      Net Income Before Tax                         3,866

      Income Tax Expense                           (3,864)
                                                  --------
      Net Income                                  $ 7,730
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